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                                                                       EXHIBIT 5

                       [SIDLEY AUSTIN BROWN & WOOD LETTERHEAD]



                                October 16, 2001


Telephone and Data Systems, Inc.
30 North LaSalle Street
Suite 4000
Chicago, Illinois 60602

       Re:   $1,000,000,000 in Debt Securities of Telephone and
             Data Systems, Inc.
             --------------------------------------------------
Ladies and Gentlemen:

     We are counsel to Telephone and Data Systems, Inc., a Delaware corporation (the "Company"), and have represented the Company with respect to the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of $1,000,000,000 in debt securities of the Company to be issued under an Indenture (the "Indenture") to be entered between the Company and BNY Midwest Trust Company (the "Debt Securities").

     In rendering this opinion letter, we have examined and relied upon a copy of the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of governmental officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion.

     Based on the foregoing, it is our opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

     2. The Company has the corporate power and authority to execute and deliver the Indenture and to authorize and sell the Debt Securities.


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SIDLEY AUSTIN BROWN & WOOD                                           CHICAGO

Telephone and Data Systems, Inc.
October 16, 2001
Page 2

     3. Each series of Debt Securities will be legally issued and binding obligations of the Company (except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors' rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law) when (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act, (ii) the Indenture (including any necessary supplemental indenture) shall have been duly executed and delivered by the Company and the Trustee;
        (iii) the Indenture shall have been duly qualified under the Trust Indenture Act of 1939, as amended; (iv) the Company's Board of Directors or a duly authorized committee thereof shall have duly adopted final resolutions authorizing the issuance and sale of such series of Debt Securities under the Indenture as contemplated by the Registration Statement; (v) a Prospectus Supplement with the respect to such series of Debt Securities shall have been filed with the Commission pursuant to Rule 424 under the Securities Act; and (vi) such series of Debt Securities shall have been duly executed and authenticated as provided in the Indenture and such resolutions and shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

     For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities, the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and the Indenture will not have been modified or amended.

     We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states or the District of Columbia to the sale of the Debt Securities.

     This opinion letter is limited to the General Corporation Law of the State of Delaware, the laws of the State of Illinois and the federal laws of the United States of America (excluding the Federal Communications Act, as amended, and any rules and regulations in effective thereunder) to the extent applicable.

     Walter C.D. Carlson, a director of the Company and of a subsidiary of the Company, Michael G. Hron, the General Counsel and an Assistant Secretary of the Company and a subsidiary of the Company and an Assistant Secretary of certain subsidiaries of the Company, William S. DeCarlo, the Assistant General Counsel and an Assistant Secretary of the Company and an Assistant Secretary of certain subsidiaries


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SIDLEY AUSTIN BROWN & WOOD                                           CHICAGO

Telephone and Data Systems, Inc.
October 16, 2001
Page 3


of the Company, and Stephen P. Fitzell, the Assistant General Counsel and an Assistant Secretary of certain subsidiaries of the Company, are members of that law firm. Walter C.D. Carlson is also a trustee of a voting trust which controls the Company.

     We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.



                                         Very truly yours,


                                         /s/ Sidley Austin Brown & Wood



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